Exhibit 99.1

Insperity Announces Third Quarter Results
HOUSTON – Nov. 2, 2020 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the third quarter ended Sep. 30, 2020:
•Q3 net income and diluted EPS of $20 million and $0.51, respectively
•Q3 adjusted EPS up 21% to $0.91
•Q3 adjusted EBITDA up 13% to $58 million
•YTD net income and diluted EPS of $134 million and $3.43, respectively
•YTD adjusted EBITDA and adjusted EPS up 20% and 16% to $251 million and $4.15, respectively
•Share repurchase authorization expanded by one million shares
Third Quarter Results
For the third quarter of 2020, reported net income and diluted earnings per share (“EPS”) were $20 million and $0.51, respectively. Adjusted EPS increased 21% over the 2019 period to $0.91. Adjusted EBITDA increased 13% to $57.6 million. The difference between GAAP EPS and Adjusted EPS was primarily caused by performance driven stock-based compensation.
“These excellent results reflect outperformance in worksite employee growth and pricing relative to our expectations in the midst of an uncertain business environment. These developments, together with favorable results in our direct cost programs, more than offset the impact of layoffs within our client base brought about by the pandemic,” said Paul J. Sarvadi, Insperity chief executive officer and chairman. “We expect the strength of our business model, the dedication of our staff, and the resiliency of our client base to be important factors as we look ahead with confidence into 2021.”

The average number of worksite employees (“WSEEs”) paid per month in Q3 2020 increased 1.7% sequentially over the Q2 period to 231,750 WSEEs, which was above the high end of our expected range. A continued improvement over the course of the pandemic from the low point experienced in May 2020 was driven by (1) WSEEs hired or returning to work outpacing layoffs, (2) client retention for both Q2 and Q3 remaining at our historical level of 99% and (3) the addition of WSEEs from solid new client sales throughout the pandemic.
“We are pleased with our recent sequential growth and expect paid worksite employees to return to near pre-pandemic levels by the end of the year,” said Douglas S. Sharp, Insperity senior vice president of finance, chief financial officer and treasurer. “Additionally, strong execution in pricing, effective management of our direct cost programs and operating expenses, and the dynamics of the pandemic on our business has driven our recent substantial outperformance.”
Average pricing increased 4.4% over the 2019 period, which more than offset the 3.8% year-over-year decline in average paid WSEEs driven by the pandemic. However, total revenues decreased 3% from Q3 2019 to $1.0 billion, due to the FICA deferral program instituted as part of the CARES Act.
Gross profit increased by 8% over Q3 2019 to $185.0 million. This greater than expected increase resulted from the higher than anticipated paid WSEEs and pricing, combined with significant favorable results in benefits and workers’ compensation costs. Lower than expected benefit costs were primarily associated with favorable claims development from less healthcare utilization. Lower workers’ compensation costs were primarily attributable to the effective management of claims incurred in periods prior to the pandemic.
Operating expenses increased 15% over Q3 2019 and included a 10% increase in the number of trained Business Performance Advisors. In spite of an increased workload from the pandemic, we have held other corporate headcount flat and achieved cost savings in other areas, including travel, training and other general and administrative costs. An increase in stock-based compensation was driven by our recent outperformance in the level of paid WSEEs and earnings. Operating expenses, excluding stock-based compensation and depreciation and amortization, increased by 5% over Q3 2019.

Year-to-Date Results
For the nine months ended September 30, 2020, reported net income and diluted EPS were $134.0 million and $3.43, respectively. Adjusted EPS increased 16% over the first nine months of 2019 to $4.15. Adjusted EBITDA increased 20% over the first nine months of 2019 to $250.8 million.
Revenues for the first nine months of 2020 were flat at $3.2 billion, as the improvement in the average number of paid WSEEs from the low point in May 2020 has resulted in the year-to-date average paid WSEEs per month being essentially unchanged compared to the 2019 period. Gross profit for the first nine months of 2020 increased 12% to $639.3 million. Operating expenses increased 10% to $452.3 million over the 2019 period.
Net income per WSEE per month increased 3% from $62 in the 2019 period to $64 in the 2020 period. Adjusted EBITDA per WSEE per month increased 20% from $100 in the 2019 period to $120 in the 2020 period.
Cash outlays in the first nine months of 2020 included the repurchase of approximately 1,337,000 shares of stock at a cost of $91.2 million, dividends totaling $46.5 million and capital expenditures of $68.8 million. Adjusted cash totaled $213 million at September 30, 2020 and $130 million remains available under our $500 million credit facility.
Share Repurchase Expansion
Insperity’s board of directors has authorized an expansion of its stock repurchase program by an additional one-million shares, and as a result will have approximately 1.2 million shares available for repurchase. Purchases may be made from time to time in the open market or in privately negotiated transactions. The company may also adopt Rule 10b5-1 prearranged stock trading plans designed to facilitate Insperity’s repurchase of its common stock during times it would not otherwise be in the open market due to self-imposed trading blackout periods or possible possession of material nonpublic information.

2020 Guidance
The company also announced its updated guidance for 2020, including the fourth quarter of 2020. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q4 2020			Full Year 2020

Average WSEEs paid (a)	236,500	—	238,500	233,500	—	234,000
Year-over-year decrease	(3.0)%	—	(2.1)%	(0.9)%	—	(0.7)%

Adjusted EPS (b)	$0.20	—	$0.38	$4.35	—	$4.53
Year-over-year increase (decrease)	(65)%	—	(33)%	5%	—	9%

Adjusted EBITDA (in millions) (b)	$20.5	—	$30.0	$271	—	$281
Year-over-year increase (decrease)	(50)%	—	(26)%	8%	—	12%
____________________________________
(a)Q4 2020 guidance for average WSEEs paid represents 2% to 3% sequential growth compared to Q3 2020.
(b)Q4 2020 guidance for Adjusted EPS and Adjusted EBITDA reflects an expected shift in the timing of health care utilization during the pandemic into Q4 2020. This shift is primarily the result of the deferral of non-essential procedures, including costs associated with participants with chronic conditions that missed treatments. As a result, the 2020 quarterly earnings pattern varies significantly from 2019.
Definition of Key Metrics

Average WSEEs paid - Determined by calculating the company’s cumulative worksite employees paid during the period divided by the number of months in the period.
Adjusted EPS - Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash stock-based compensation.
Adjusted EBITDA - Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense and non-cash stock-based compensation.
Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, provide guidance for the fourth quarter and an update to the full year guidance, and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 3497681. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 3497681. The webcast will be archived for one year.
About Insperity
Insperity®, a trusted advisor to America’s best businesses for more than 34 years, provides an array of human resources and business solutions designed to help improve business performance. Offering the most comprehensive suite of products and services available in the marketplace, Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization® solution. Additional company offerings include Traditional Payroll and Human Capital Management, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Retirement Services and Insurance Services. With 2019 revenues of $4.3 billion, Insperity supports more than 100,000 businesses with over 2 million employees nationwide. For more information, visit http://www.insperity.com.
Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses, benefits and workers’ compensation costs, or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are:
• adverse economic conditions;
• impact of the COVID-19 pandemic, or other future pandemics, including the scope, severity and duration of the pandemic; government responses; regulatory developments; and the related disruptions and economic impact to our business and the small and medium-sized businesses that we serve;
• regulatory and tax developments and possible adverse application of various federal, state and local regulations;
• the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts;
• cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients;
• vulnerability to regional economic factors because of our geographic market concentration;

• increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims;
• failure to manage growth of our operations and the effectiveness of our sales and marketing efforts;
• the impact of the competitive environment and other developments in the human resources services industry, including the PEO industry, on our growth and/or profitability;
• our liability for worksite employee payroll, payroll taxes and benefits costs;
• our liability for disclosure of sensitive or private information;
• our ability to integrate or realize expected returns on our acquisitions;
• failure of our information technology systems;
• an adverse final judgment or settlement of claims against Insperity; and
• disruptions to our business resulting from the actions of certain stockholders.
These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.
Any forward-looking statements are made only as of the date hereof and, unless otherwise required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	September 30, 2020	December 31, 2019

Assets
Cash and cash equivalents	$372,356	$367,342
Restricted cash	45,265	49,295
Marketable securities	33,994	34,728
Accounts receivable, net	528,712	465,779
Prepaid insurance	34,759	10,418
Other current assets	33,772	43,493
Income taxes receivable	—	3,691
Total current assets	1,048,858	974,746
Property and equipment, net	196,210	147,706
Right of use leased assets	60,682	56,886
Prepaid health insurance	9,000	9,000
Deposits	189,534	184,013
Goodwill and other intangible assets, net	12,707	12,714
Deferred income taxes, net	—	3,956
Other assets	6,291	5,975
Total assets	$1,523,282	$1,394,996

Liabilities and stockholders' equity
Accounts payable	$6,016	$4,565
Payroll taxes and other payroll deductions payable	178,052	277,248
Accrued worksite employee payroll cost	471,796	401,859
Accrued health insurance costs	44,639	21,180
Accrued workers’ compensation costs	47,956	52,868
Accrued corporate payroll and commissions	39,925	52,612
Other accrued liabilities	46,400	58,713
Income taxes payable	6,286	—
Total current liabilities	841,070	869,045
Accrued workers’ compensation cost, net of current	196,247	193,609
Long-term debt	369,400	269,400
Operating lease liabilities, net of current	64,436	58,863
Deferred income taxes, net	2,801	—
Other accrued liabilities, net of current	8,689	—
Total noncurrent liabilities	641,573	521,872
Stockholders’ equity:
Common stock	555	555
Additional paid-in capital	74,598	48,141
Treasury stock, at cost	(620,638)	(544,102)
Retained earnings	586,124	499,485
Total stockholders’ equity	40,639	4,079
Total liabilities and stockholders’ equity	$1,523,282	$1,394,996

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(in thousands, except per share amounts)	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change	2020	2019	Change
Operating results:
Revenues(1)	$1,007,820	$1,043,388	(3.4)%	$3,230,669	$3,239,714	(0.3)%
Payroll taxes, benefits and workers’ compensation costs	822,787	872,842	(5.7)%	2,591,365	2,668,716	(2.9)%
Gross profit	185,033	170,546	8.5%	639,304	570,998	12.0%
Salaries, wages and payroll taxes	89,429	79,264	12.8%	266,640	237,340	12.3%
Stock-based compensation	20,864	6,517	220.1%	38,110	20,813	83.1%
Commissions	7,722	8,034	(3.9)%	23,657	22,727	4.1%
Advertising	4,781	4,895	(2.3)%	15,334	17,474	(12.2)%
General and administrative expenses	25,646	29,773	(13.9)%	85,254	92,801	(8.1)%
Depreciation and amortization	7,819	7,330	6.7%	23,329	20,929	11.5%
Total operating expenses	156,261	135,813	15.1%	452,324	412,084	9.8%
Operating income	28,772	34,733	(17.2)%	186,980	158,914	17.7%
Other income (expense):
Interest income	103	2,574	(96.0)%	2,351	8,621	(72.7)%
Interest expense	(1,731)	(2,122)	(18.4)%	(6,312)	(5,442)	16.0%
Income before income tax expense	27,144	35,185	(22.9)%	183,019	162,093	12.9%
Income tax expense	7,135	9,326	(23.5)%	49,067	31,389	56.3%
Net income	$20,009	$25,859	(22.6)%	$133,952	$130,704	2.5%
Less distributed and undistributed earnings allocated to participating securities	(104)	(284)	(63.4)%	(792)	(1,546)	(48.8)%
Net income allocated to common shares	$19,905	$25,575	(22.2)%	$133,160	$129,158	3.1%

Net income per share of common stock
Basic	$0.52	$0.64	(18.8)%	$3.45	$3.19	8.2%
Diluted	$0.51	$0.63	(19.0)%	$3.43	$3.18	7.9%
 ____________________________________
(1)Revenues are comprised of gross billings less WSEE payroll costs as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2020	2019	2020	2019

Gross billings	$6,563,727	$6,555,865	$20,356,164	$19,804,549
Less: WSEE payroll cost	5,555,907	5,512,477	17,125,495	16,564,835
Revenues	$1,007,820	$1,043,388	$3,230,669	$3,239,714

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
KEY FINANCIAL AND STATISTICAL DATA
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change	2020	2019	Change

Average WSEEs paid	231,750	240,939	(3.8)%	232,553	232,825	(0.1)%
Statistical data (per WSEE per month):
Revenues(1)	$1,450	$1,444	0.4%	$1,544	$1,546	(0.1)%
Gross profit	266	236	12.7%	305	272	12.1%
Operating expenses	225	188	19.7%	216	197	9.6%
Operating income	41	48	(14.6)%	89	76	17.1%
Net income	29	36	(19.4)%	64	62	3.2%
____________________________________
(1)Revenues per WSEE per month are comprised of gross billings per WSEE per month less WSEE payroll costs per WSEE per month follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(per WSEE per month)	2020	2019	2020	2019
Gross billings	$9,441	$9,070	$9,726	$9,451
Less: WSEE payroll cost	7,991	7,626	8,182	7,905
Revenues	$1,450	$1,444	$1,544	$1,546

NON-GAAP FINANCIAL MEASURES
Insperity, Inc.
Non-GAAP Financial Measures
(Unaudited)

Non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used to their most directly comparable GAAP financial measures as provided in the tables below.

Non-GAAP Measure	Definition	Benefit of Non-GAAP Measure
Non-bonus payroll cost
Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to our WSEEs.

Bonus payroll cost varies from period to period, but has no direct impact to our ultimate workers’ compensation costs under the current program.

Our management refers to non-bonus payroll cost in analyzing, reporting and forecasting our workers’ compensation costs.

We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency related to the costs incurred under our current workers’ compensation program.

Adjusted cash, cash equivalents and marketable securities	Excludes funds associated with: • federal and state income tax withholdings, • employment taxes, • other payroll deductions, and • client prepayments.
We believe that the exclusion of the identified items helps us reflect the fundamentals of our underlying business model and analyze results against our expectations, against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. Adjusted EBITDA is used by our lenders to assess our leverage and ability to make interest payments.

Adjusted operating expenses	Represents operating expenses excluding the impact of the following: • non-cash stock-based compensation, and • depreciation and amortization expense.

EBITDA	Represents net income computed in accordance with GAAP, plus: • interest expense, • income tax expense, and • depreciation and amortization expense.

Adjusted EBITDA	Represents EBITDA plus: • non-cash stock-based compensation.

Adjusted net income	Represents net income computed in accordance with GAAP, excluding: • non-cash stock-based compensation.

Adjusted EPS	Represents diluted net income per share computed in accordance with GAAP, excluding: • non-cash stock-based compensation.

Following is a reconciliation of payroll cost (GAAP) to non-bonus payroll costs (non-GAAP):

	Three Months Ended September 30,				Nine Months Ended September 30,
(in thousands, except per WSEE per month)	2020		2019		2020		2019
	$	WSEE	$	WSEE	$	WSEE	$	WSEE

Payroll cost	$5,555,907	$7,991	$5,512,477	$7,626	$17,125,495	$8,182	$16,564,835	$7,905
Less: Bonus payroll cost	431,861	621	408,931	566	1,935,950	925	1,851,338	884
Non-bonus payroll cost	$5,124,046	$7,370	$5,103,546	$7,060	$15,189,545	$7,257	$14,713,497	$7,021
% Change period over period	0.4%	4.4%	14.7%	2.3%	3.2%	3.4%	15.1%	1.3%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of cash, cash equivalents and marketable securities (GAAP) to adjusted cash, cash equivalents and marketable securities (non-GAAP):

(in thousands)	September 30, 2020	December 31, 2019

Cash, cash equivalents and marketable securities	$406,350	$402,070
Less:
Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	147,149	234,553
Client prepayments	46,526	59,612
Adjusted cash, cash equivalents and marketable securities	$212,675	$107,905

Following is a reconciliation of operating expenses (GAAP) to adjusted operating expenses (non-GAAP):

(in thousands, except per WSEE per month)	Three Months Ended September 30,				Nine Months Ended September 30,
	2020		2019		2020		2019
	$	WSEE	$	WSEE	$	WSEE	$	WSEE

Operating expenses	$156,261	$225	$135,813	$188	$452,324	$216	$412,084	$197
Less:
Stock-based compensation	20,864	30	6,517	9	38,110	18	20,813	10
Depreciation and amortization	7,819	12	7,330	10	23,329	12	20,929	10
Adjusted operating expenses	$127,578	$183	$121,966	$169	$390,885	$186	$370,342	$177
% Change period over period	4.6%	8.3%	14.5%	1.8%	5.5%	5.1%	8.0%	(4.8)%

Following is a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP):

(in thousands, except per WSEE per month)	Three Months Ended September 30,				Nine Months Ended September 30,
	2020		2019		2020		2019
	$	WSEE	$	WSEE	$	WSEE	$	WSEE

Net income	$20,009	$29	$25,859	$36	$133,952	$64	$130,704	$62
Income tax expense	7,135	10	9,326	13	49,067	23	31,389	15
Interest expense	1,731	2	2,122	3	6,312	3	5,442	3
Depreciation and amortization	7,819	12	7,330	10	23,329	12	20,929	10
EBITDA	36,694	53	44,637	62	212,660	102	188,464	90
Stock-based compensation	20,864	30	6,517	9	38,110	18	20,813	10
Adjusted EBITDA	$57,558	$83	$51,154	$71	$250,770	$120	$209,277	$100
% Change period over period	12.5%	16.9%	(16.9)%	(25.3)%	19.8%	20.0%	9.0%	(3.8)%

NON-GAAP FINANCIAL MEASURES

Following is a reconciliation of net income (GAAP) to adjusted net income (non-GAAP):

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2020	2019	2020	2019

Net income	$20,009	$25,859	$133,952	$130,704
Non-GAAP adjustments:
Stock-based compensation	20,864	6,517	38,110	20,813
Total non-GAAP adjustments	20,864	6,517	38,110	20,813
Tax effect	(5,484)	(1,728)	(10,134)	(4,818)
Adjusted net income	$35,389	$30,648	$161,928	$146,699
% Change period over period	15.5%	(24.3)%	10.4%	14.0%
Following is a reconciliation of diluted EPS (GAAP) to adjusted EPS (non-GAAP):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Diluted EPS	$0.51	$0.63	$3.43	$3.18
Non-GAAP adjustments:
Stock-based compensation	0.54	0.16	0.98	0.51
Total non-GAAP adjustments	0.54	0.16	0.98	0.51
Tax effect	(0.14)	(0.04)	(0.26)	(0.12)
Adjusted EPS	$0.91	$0.75	$4.15	$3.57
% Change period over period	21.3%	(21.9)%	16.2%	16.7%

Following is a reconciliation of GAAP to non-GAAP financial measures for fourth quarter and full year 2020 guidance:

(in millions, except per share amounts)	Q4 2020 Guidance	Full Year 2020 Guidance

Net income (loss)	$(2) - $4	$132 - $139
Income tax expense (benefit)	(1) - 2	48 - 51
Interest expense	2	8
Depreciation and amortization	8	31
EBITDA	7 - 16	219 - 229
Stock-based compensation	14	52
Adjusted EBITDA	$21 - $30	$271 - $281

Diluted net income per share of common stock	$(0.06) - $0.12	$3.38 - $3.56
Non-GAAP adjustments:
Stock-based compensation	0.36	1.33
Total non-GAAP adjustments	0.36	1.33
Tax effect	(0.10)	(0.36)
Adjusted EPS	$0.20 - $0.38	$4.35 - $4.53
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